Exhibit 4.36

Execution Version

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”), dated as of October 1, 2018, among Tenneco Inc., a Delaware corporation, as issuer (the “Company”) and Federal-Mogul Motorparts LLC, a Delaware limited liability company, Federal-Mogul Powertrain LLC, a Michigan limited liability company, Federal-Mogul Financing Corporation, a Delaware corporation, Federal-Mogul Piston Rings, LLC, a Delaware limited liability company, Federal-Mogul Powertrain IP LLC, a Delaware limited liability company, Federal-Mogul Ignition LLC, a Delaware limited liability company, Felt Products MFG Co. LLC, a Delaware limited liability company, Federal-Mogul Valve Train International LLC, a Delaware limited liability company, Federal-Mogul Sevierville, LLC, a Tennessee limited liability company, Muzzy-Lyon Auto Parts LLC, a Delaware limited liability company, Federal-Mogul Chassis LLC, a Delaware limited liability company, Federal-Mogul Filtration LLC, a Delaware limited liability company, Federal-Mogul World Wide LLC, a Michigan limited liability company, Carter Automotive Company LLC, a Delaware limited liability company, Beck Arnley Holdings LLC, a Delaware limited liability company, F-M Motorparts TSC LLC, a Delaware limited liability company, F-M TSC Real Estate Holdings LLC, a Delaware limited liability company and Federal-Mogul Products US LLC, a Missouri limited liability company (collectively, the “Additional Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have previously executed and delivered an indenture, dated as of December 5, 2014 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s debt securities;

WHEREAS, the Company and the Guarantors have previously executed and delivered a second supplemental indenture, dated as of June 13, 2016 (the “Second Supplemental Indenture”, and the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the “Existing Indenture”), establishing the form and terms of the Company’s 5.00% Senior Notes due December 2026 (the “Notes”);

WHEREAS, the Company entered into that certain Membership Interest Purchase Agreement, dated as of April 10, 2018, by and among the Company, Federal-Mogul LLC (“Federal-Mogul”), American Entertainment Properties Corp. and Icahn Enterprises L.P., pursuant to which, on the date hereof, the Company will acquire all of the outstanding membership interests of Federal-Mogul and immediately thereafter Federal-Mogul will merge into the Company, with the Company being the surviving entity (the “Acquisition”);

WHEREAS, upon consummation of the Acquisition, the Additional Guarantors will become Subsidiaries of the Company;

WHEREAS, upon consummation of the Acquisition, the Additional Guarantors will guarantee certain Indebtedness of the Company and, as a result, Section 4.12 of the Second Supplemental Indenture will require each of the Additional Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each Additional Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Existing Indenture on the terms and conditions set forth in the Existing Indenture (a “Subsidiary Guarantee”);

WHEREAS, the Base Indenture and Second Supplemental Indenture are incorporated herein by reference and the Base Indenture, as supplemented by the Second Supplemental Indenture and this Fourth Supplemental Indenture, is herein called the “Indenture”; and

WHEREAS, pursuant to Section 8.01(4) of the Second Supplemental Indenture, the Company, the Additional Guarantors and the Trustee are authorized to execute and deliver this Fourth Supplemental Indenture, without the consent of any Holder of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture.

ARTICLE II

AGREEMENT TO BE BOUND; SUBSIDIARY GUARANTEE

Section 2.01    Agreement to be Bound. Each of the Additional Guarantors hereby agrees to become a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.02     Subsidiary Guarantee. Each of the Additional Guarantors unconditionally, jointly and severally, guarantees on a senior basis as set forth in the Indenture (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Base Indenture and Article IX of the Second Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Upon the execution and delivery of this Fourth Supplemental Indenture, each Additional Guarantor shall be deemed a Guarantor under the Indenture as if it were an original party thereto. Each Additional Guarantor’s Subsidiary Guarantee is subject to the terms and conditions set forth in the Indenture.

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ARTICLE III

MISCELLANEOUS

Section 3.01     Effectiveness. This Fourth Supplemental Indenture shall become effective immediately upon consummation of the Acquisition and, upon such effectiveness, each Additional Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

Section 3.02     Notices. All notices and other communications to the Additional Guarantors shall be given as provided in the Indenture, at the address for the Guarantors set forth in the Indenture.

Section 3.03     Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to the Indenture and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United Statements of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue or any such action or proceeding in any such court that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such person at its addressed referred to in the Indenture or at such other address of which notice shall have been given pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

Section 3.04     Counterpart Originals. All parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Fourth Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Fourth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fourth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or pdf shall be deemed to be their original signatures for all purposes.

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Section 3.05     Effect of Headings. The Articles and Sections of this Fourth Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.06     Benefits Acknowledged. Each Additional Guarantor acknowledges that it will receive direct and indirect benefits from the Acquisition and the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Fourth Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.07    Ratification of Indenture; Supplemental Indentures Part of Indenture. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes and, except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

Section 3.08    The Trustee.    The Trustee makes no representation or warranty as to the validity, adequacy or sufficiency of this Fourth Supplemental Indenture or with respect to the recitals and statements contained herein, all of which recitals and statements are made solely by the other parties hereto, and the Trustee assumes no responsibility for their correctness.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

TENNECO INC., as Issuer

By:	/s/ Paul D. Novas
Name:	Paul D. Novas
Title:	Vice President, Finance

FEDERAL-MOGUL MOTORPARTS LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	Vice President, Treasury

FEDERAL-MOGUL POWERTRAIN LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL FINANCING CORPORATION, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	Assistant Treasurer

FEDERAL-MOGUL PISTON RINGS, LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

[Signature page to Fourth Supplemental Indenture]

FEDERAL-MOGUL POWERTRAIN IP, LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL IGNITION LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FELT PRODUCTS MFG CO. LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL VALVE TRAIN INTERNATIONAL, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

FEDERAL-MOGUL SEVIERVILLE, LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

MUZZY-LYON AUTO PARTS LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

[Signature page to Fourth Supplemental Indenture]

FEDERAL-MOGUL CHASSIS LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

FEDERAL-MOGUL FILTRATION LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

FEDERAL-MOGUL WORLD WIDE LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

CARTER AUTOMOTIVE COMPANY LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

BECK ARNLEY HOLDINGS LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

F-M MOTORPARTS TSC LLC, as Additional Guarantor

By:	/s/ James Zabriskie
Name:	James Zabriskie
Title:	President

[Signature page to Fourth Supplemental Indenture]

F-M TSC REAL ESTATE HOLDINGS LLC, as Additional Guarantor

By:	/s/ Michael Proud
Name:	Michael Proud
Title:	President

FEDERAL-MOGUL PRODUCTS US LLC, as Additional Guarantor

By:	/s/ David Jachcik
Name:	David Jachcik
Title:	President

[Signature page to Fourth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brian T. Jensen
Name:	Brian T. Jensen
Title:	Vice President

[Signature page to Fourth Supplemental Indenture]